Exhibit 99.8

                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND

SECURITIES AND EXCHANGE COMMISSION  )
                                    )
                      Plaintiff,    )        Civ. No. DKC CV 1213
                                    )
           v.                       )
                                    )
1st ATLANTIC GUARANTY CORPORATION,  )
                                    )
                      Defendant     )

                         FINAL JUDGMENT AS TO DEFENDANT
                        1st ATLANTIC GUARANTY CORPORATION

      The Securities and Exchange Commission having filed a Complaint and Defendant 1st Atlantic Guaranty Corporation having entered a general appearance; consented to the Court's jurisdiction over Defendant and the subject matter of this action; consented to entry of this Final Judgment without admitting or denying the allegations of the Complaint; waived findings of fact and conclusions of law; and waived any right to appeal from this Final Judgment:

                                       I.

      IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant's agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly


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or indirectly, Section 28 of the Investment Company Act of 1940, 15 U.S.G.
ss.80a-28 ("Section 28") and from including or accounting for as a qualified investment, as defined in Section 28, its ownership interest in its subsidiaries, including its subsidiaries SBM Financial, LLC (formerly known as State Bond and Mortgage Company, LLC) and SBM Certificate Company, as qualified investments under the authority of Section 31-702 of the District of Columbia Code, unless expressly permitted in the future by a change in the law, by SEC rule or order, or by judicial determination.

                                      III.

      IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent is incorporated herein with the same force and effect as if fully set forth herein, and that Defendant shall comply with all of the undertakings and agreements set forth therein.

                                       IV.

      IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for the purposes of enforcing the terms of this Final Judgment.

      Dated: December 8, 2003


                                        /s/ Deborah K. Chasanow
                                        -----------------------

                                        Deborah K. Chasanow

                                        UNITED STATES DISTRICT JUDGE


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